United Community MHC REVOCABLE PROXY

PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SEND OVERNIGHT PACKAGES TO:

United Community Bancorp

Attn: Stock Information Center

92 Walnut Street

Lawrenceburg, IN 47025

(xxx) xxx-xxxx

Deadline: The Subscription Offering ends at 12:00 Noon, Eastern Standard Time, on March xx, 2006. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any of our branches by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. United Community Bancorp reserves the right to accept or reject improper order forms.

(1) Number of Shares

x $10.00 =

(2) Total Amount Due

The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 15,000 shares ($150,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 65,000 shares ($650,000).

(3) Method of Payment (no penalty for early withdrawal from a CD)

Enclosed is a check, bank draft or money order payable to United Community Bancorp for $____________________________.

I authorize United Community Bank (“United Community”) to make withdrawals, without penalty, from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Numbers

Amounts

Total Withdrawal

$

$

$

$

(4) Purchaser Information (check one)

a. Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with United Community as of August 31, 2004. Enter information in Section 7 for all deposit accounts that you had at United Community on August 31, 2004.

b. Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with United Community as of December 31, 2005 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at United Community on December 31, 2005.

c. Other Members - Check here if you were a depositor of United Community as of xxxxxxxx xx, 2006, but you are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 7 for all accounts that you had at United Community on xxxxxxxx xx, 2006.

d. Local Community - Natural persons and trusts of natural persons residing in Dearborn County, IN.

e. General Public

(5) Check if you (or a household family member) are a: Director Officer Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

Individual	Individual Retirement Account (IRA)	Corporation
Joint Tenants	Uniform Transfer to Minors Act	Partnership
Tenants in Common	Uniform Gift to Minors Act	Trust - Under Agreement Dated

Name				SS# or Tax ID
Name				SS#
Address				Daytime Telephone #
City	State	Zip Code	Country	Evening Telephone #

(7) Accounts Please review the preprinted account information listed to the right. These preprinted accounts may not be all of your qualifying accounts. You should list any accounts that you may have or had with United Community in the box below. SEE THE STOCK ORDER FROM

INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.

Additional Qualifying Accounts

Name on Accounts

Account Number

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated xxxxxxxx xx, 2006 and understand I may not change or revoke my order once it is received by United Community Bancorp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. United Community Bancorp will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup witholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Stock Offering as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature Date

Signature Date

Office Use Only: Date Rec’d _____ / ______ Check# ________________ $__________________ Check#_______________ $__________________ Batch# _________ Order # ___________ Category _____

United Community MHC REVOCABLE PROXY

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP, UNITED COMMUNITY MHC, OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of United Community Bancorp, I received a copy of the prospectus dated xxxxxxxx xx, 2006, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page XX of the prospectus:

1.	Our primary market area depends substantially on the gaming industry, and a downturn in that industry could hurt our business and our prospects.

2. An expansion of permissible gaming activities in other states, particularly in Kentucky and/or Ohio, may lead to a decline in gaming revenue in Lawrenceburg, Indiana, which could hurt our business and our prospects.

3. We rely heavily on municipal deposits as a source of funds and a reduced level of those deposits may hurt our profits.

4. Rising interest rates may hurt our earnings and asset value.

5. Our increased emphasis on multi-family residential and non-residential real estate and land lending may expose us to increased lending risks.

6. If we do not achieve profitability on new branches, the new branches may hurt our earnings.

7. Strong competition within our market areas could hurt our profits and slow growth.

8. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

9. Additional expenses following the offering from operating as a public company and from new stock-based benefit plans will adversely affect our profitability.

10. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

11. Our low return on equity may negatively impact the value of our common stock.

12. We have broad discretion in allocating the proceeds of the offering. Our failure to utilize effectively such proceeds would reduce our profitability.

13. Issuance of shares for benefit programs may dilute your ownership interest.

14. United Community MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

15. Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of United Community Bancorp, which may adversely affect our stock price.

16. Office of Thrift Supervision regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may adversely affect our stock price.

17. Our stock price may decline when trading commences.

18. There may be a limited market for our common stock, which may adversely affect our stock price.

19. The contribution to United Community Bank Charitable Foundation means that a stockholder’s ownership interest in shares issued to persons other than United Community MHC will be 4.2% less after the contribution.

20. Our contribution to United Community Bank Charitable Foundation may not be tax deductible, which could hurt our profits.

21. Establishment of United Community Bank Charitable Foundation will hurt our profits for fiscal year 2006.

Signature Date

Signature Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNITED COMMUNITY BANCORP	Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares.

Generally, the maximum purchase for any person is 15,000 shares (15,000 shares x $10.00 per share = $150,000). No person,

together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 65,000 shares

(65,000 shares x $10.00 per share = $650,000) of the common stock offered in the stock offering. For additional information, see

“THE REORGANIZATION AND STOCK OFFERING- Limitations on stock purchases” in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at a United Community branch) or by check, bank draft or money order payable to United

Community Bancorp. DO NOT MAIL CASH. Your funds will earn interest at the bank’s statement savings rate until the stock offering is completed or terminated.

To pay by withdrawal from a savings account or certificate at United Community Bank (“United Community”) insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. United Community will waive any applicable penalties for early withdrawal from certificate accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of United Community, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of United Community Bancorp’s common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (xxx) xxx-xxxx. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with United Community in the box located under the heading “Additional Qualifying Accounts”. These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 92 Walnut Street Lawrenceburg, IN 47025, or at one of United

Community’s other branch offices by the end of the subscription offering, by March xx, 2006 at 12:00 noon, Lawrenceburg, Indiana

Time.

(See Reverse Side for Stock Ownership Guide)

UNITED COMMUNITY BANCORP	Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Indiana and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation

“CUST” after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IN or UGMA-Other State. List only the minor’s social security number.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA account is currently at United Community. The stock cannot be held in your United Community account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c # ].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)